UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2014

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on November 7, 2014.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•                  liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•                  failing to differentiate our products and continuously create innovative, proprietary research tools;

•                  failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•                  a prolonged outage of our database and network facilities;

•                  any failures or disruptions in our electronic delivery systems and the Internet;

•                  liability and/or damage to our reputation as a result of some of our pending litigation;

•                  liability related to the storage of personal information about our users;

•                  general industry conditions and competition, including global financial uncertainty, trends in the mutual fund industry, and continued growth in passively managed investment vehicles;

•                  the impact of market volatility on revenue from asset-based fees;

•                  failing to maintain and protect our brand, independence, and reputation;

•                  changes in laws applicable to our investment advisory or credit rating operations, compliance failures, or regulatory action; and

•                  challenges faced by our operations outside the United States, including the concentration of development work at our offshore facilities in China and India.

Investor Questions and Answers: October 3, 2014

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through October 1, 2014. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Latin America and South Africa

1.             Revenues for other markets, I assume [consisting of] Latin America and Africa have the highest growth rates but are still less than $3 million. Are there any plans to expand presence in these markets so that revenues begin to match the levels of Europe and Asia?

As you mentioned, we generated revenue of approximately $2.7 million (or 0.4% of our consolidated revenue) from “other” markets in 2013, which includes revenue from Latin America, South Africa, and the Middle East.

These areas make up a small percentage of our revenue base partly because they’re relatively new for us. We started an operation in South Africa in 2008 when we acquired InvestData (Proprietary) Limited, a leading provider of fund information in that market. We began offering our products and services in Latin America in 2007 and established operations in Brazil, Chile, and Mexico in 2010.

In addition, most of these markets are currently small in terms of investor assets, based on data from the Investment Company Institute. While Brazil is larger with about $1 trillion in locally domiciled fund assets, South Africa and Mexico both have less than $160 billion in fund assets, and Chile has about $40 billion.

We offer a variety of products and services in these markets, including Morningstar Direct, our institutional investment research platform; Morningstar Data, which gives institutions access to a full range of data on funds, stocks, and other investments; Integrated Web Tools, a set of tools and components that that help clients build customized websites or enhance their existing solutions; Equity Research, our analyst research based on fundamental analysis of a company’s sustainable competitive advantages and valuation; Investment Profiles, investment fact sheets that help investors understand and compare investment offerings; and local versions of www.morningstar.com, our website for individual investors.

We continue to selectively expand our offerings in these markets, and our offices in these countries also support business development in surrounding countries in the region. As market development occurs and the markets mature, we believe we’ll be well-positioned to continue expanding our business in Latin America and South Africa.

Economic Moat

2.             Isn’t DoubleLine’s success despite not having a Morningstar rating a threat to Morningstar’s moat? If a large, successful manager can gain tens of billions of assets without a Morningstar rating, could that cause more large asset managers to attempt the same? The Barron’s article from this past weekend [September 27, 2014] is only one side of the story, but it certainly feels like a long-term risk.

DoubleLine Total Return Bond currently has a 5-star Morningstar Rating for funds, which is a quantitative measure based on historical risk-adjusted returns. The Morningstar Rating for funds, often called the “star rating,” debuted in 1985 and was quickly embraced by investors and advisors. Using a scale of one to five stars, it allows investors to easily evaluate a fund’s past performance and introduced the concept of risk- and cost-adjusted returns to the average investor.

In 2011, we introduced the Morningstar Analyst Rating, which is a forward-looking, qualitative measure based on our analysts’ assessment of five key areas: People, Parent, Process, Performance, and Price. The Morningstar Analyst Rating is based on an extensive qualitative review of these areas and other information such as due diligence questionnaires, interviews with the fund’s manager and other key executives, and discussions with our internal ratings committee.

We originally assigned a Morningstar Analyst Rating of Neutral to DoubleLine Total Return. DoubleLine continues to decline to answer the due diligence questions that are part of our ongoing evaluation of funds under analyst coverage. Without more detail about portfolio construction and attribution, risk controls, and the composition of the team backing the fund’s manager, Morningstar has determined that the fund is Not Ratable. Our analysts do, however, continue to follow the fund and will reevaluate it periodically.

We don’t consider any of this a threat to our economic moat, or sustainable competitive advantage. We believe there are many factors that contribute to our economic moat, which is based on sources such as intangible assets and brand strength, high switching costs, and our extensive reach with individual investors, financial advisors, asset management firms, and retirement plan sponsors and providers.

Because we continuously work on strengthening these moat sources, our moat doesn’t depend on any single proprietary tool or market acceptance by any individual market participant.

Finally, if you’re interested, we’ve written a response to the Barron’s article that you reference and expect it to be published in the October 4 issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: October 3, 2014	By:	/s/ Stéphane Biehler
Stéphane Biehler
Chief Financial Officer